Exhibit 4(g)
COMMITMENT INCREASE SUPPLEMENT
     SUPPLEMENT, dated February 24, 2006, to the Revolving Credit Agreement, dated as of July 21, 2005 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), by and among The Scotts Miracle-Gro Company, an Ohio corporation (the “Borrower”), the subsidiaries of the Borrower from time to time parties thereto (the “Subsidiary Borrowers”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, CoBank, ACB, Harris, N.A., Rabobank International, and Suntrust Bank, as Documentation Agents and JPMorgan Chase Bank, N.A. (together with its banking affiliates, as agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H :
     WHEREAS, the Credit Agreement provides in subsection 2.23(a) thereof that any Lender to which a commitment increase is offered may increase the amount of its Revolving Credit Commitment in respect of each or any of the Revolving Credit Facilities by executing and delivering to the Borrower, the Subsidiary Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
     WHEREAS, the undersigned now desires to increase the amount of its Revolving Credit Commitment under the Credit Agreement;
     NOW, THEREFORE, the undersigned hereby agrees as follows:
     1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrower, the Subsidiary Borrowers and the Administrative Agent it shall have its Revolving Credit Commitment increased by $12,000,000 in respect of Facility A, thereby making the amount of its Revolving Credit Commitment $17,000,000 in respect of Facility A.
     2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

BANK OF AMERICA, N.A.
By:	/s/ Sharon Burks Horos
	Name:	Sharon Burks Horos
	Title:	Vice President

Commitment Increase Supplement — BANK OF AMERICA, N.A.

Accepted this 24th day of February, 2006.

THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ Christopher L. Nagel

	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

HYPONEX CORPORATION

By:	/s/ Edward R. Claggett

	Name:	Edward R. Claggett
	Title:	Vice President and Assistant Secretary

SCOTTS AUSTRALIA PTY. LTD.

By:	/s/ Edward R. Claggett

	Name:	Edward R. Claggett
	Title:	Director

SCOTTS CANADA LTD.

By:	/s/ Edward R. Claggett

	Name:	Edward R. Claggett
	Title:	Vice President & Assistant Secretary

SCOTTS HOLDINGS LIMITED

By:	/s/ Edward R. Claggett

	Name:	Edward R. Claggett
	Title:	Director
Commitment Increase Supplement — BANK OF AMERICA, N.A.

SCOTTS MANUFACTURING COMPANY

By:	/s/ Christopher L. Nagel

	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

EG SYSTEMS, INC.

By:	/s/ Edward R. Claggett

	Name:	Edward R. Claggett
	Title:	Vice President & Assistant Secretary

SCOTTS TEMECULA OPERATIONS, LLC

By:	/s/ Christopher L. Nagel

	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

THE SCOTTS COMPANY (UK) LTD.

By:	/s/ Edward R. Claggett

	Name:	Edward R. Claggett
	Title:	Director

SCOTTS TREASURY EEIG

By:	/s/ Brian K. Weyer

	Name:	Brian K. Weyer
	Title:	Manager
Commitment Increase Supplement — BANK OF AMERICA, N.A.

THE SCOTTS COMPANY LLC

By:	/s/ Christopher L. Nagel

	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

SMITH & HAWKEN, LTD.

By:	Christopher L. Nagel

	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

SMG GROWING MEDIA, INC.

By:	/s/ Christopher L. Nagel

	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

GUTWEIN & CO., INC.

By:	/s/ Edward R. Claggett

	Name:	Edward R. Claggett
	Title:	Vice President and Assistant Secretary
Commitment Increase Supplement — BANK OF AMERICA, N.A.

Accepted this    24th      day of February, 2006.
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Randolph Cates

	Name:	Randolph Cates
	Title:	Vice President
Commitment Increase Supplement — BANK OF AMERICA, N.A.